QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Willis Group Holdings Limited on Form S-3: No. 333-112354, No. 333-104439 and No. 333-126182, and in the Registration Statements No. 333-62780, No. 333-63186 and No. 333-130605 on Form S-8 of our reports dated March 2, 2006 relating to the consolidated financial statements and financial statement schedule of Willis Group Holdings Limited and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Willis Group Holdings Limited for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

London, England
March 2, 2006

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM